RESCISSION OF
ASSET PURCHASE AGREEMENT

THIS RESCISSION AGREEMENT dated the 21 day of May, 2008.

BETWEEN:

BLACKEDGE STRATEGIC CAPITAL AND CONSULTING LTD.

(the "*Vendor*")

OF THE FIRST PART

AND:

TRILLIANT EXPLORATION CORPORATION
FORMERLY
PROJECT DEVELOPMENT PACIFIC, INC.

(the "*Purchaser*")

OF THE SECOND PART

WHEREAS:

A. On November 9, 2007, the parties entered into an agreement for the sale of mineral claims by the Vendor to the Purchaser for certain payment by the Purchaser to the Vendor for those claims (the "Agreement"),

B. One February 18, 2008, the parties amended the aforementioned Agreement modifying the payment terms and reaffirming and restating other terms of the initial Agreement, and;

C. The parties wish to rescind all previously agreed upon Agreements.

NOW THEREFORE THIS RESCISSION AGREEMENT WITNESSES that in consideration of the terms and covenants herein and other good and valuable consideration, the receipt and sufficiency of which each party acknowledges, the parties hereto agree that this Rescission Agreement shall be comprised of the following terms:

1. Subject to the terms and conditions of this Rescission Agreement, the Purchaser shall return to the Vendor all mineral claims previously owned by the Vendor and transferred to the Purchaser. The Vendor shall be responsible for the cost of transferring the Claims, and the Purchaser will assist with such transfer.

2. Subject to the terms and conditions of this Rescission Agreement, the Vendor shall:

2.1 Return to the Purchaser 10,000,000 shares of common stock of the Purchaser, par value of $0.001 per share (*the Shares*). These shares being the Shares originally provided to the Vendor at the time of the completion of the Asset Purchase Agreement,

2.2 Forgive the loan proved by the Vendor to the Purchaser on January 19, 2008 in the amount of $10,000 as well as all interest accrued there-from. The promissory note dated January 19, 2008 shall be deemed paid in full effective as at the date of execution of this Rescission Agreement, and;

~~2.3 Pay the Purchaser $3,000 upon execution of this Rescission Agreement.~~

IN WITNESS WHEREOF the parties have duly executed this Agreement by their duly authorized officers effective the first day and year written above.

VENDOR: BLACKEDGE STRATEGIC CAPITAL AND CONSULTING LTD.

per:

Dino Minichiello
President

PURCHASER: TRILLIANT EXPLORATION CORPORATION

per:

Darryl Mills
President